ADDENDUM TO MANAGEMENT AGREEMENT

         This Addendum, dated as of September 3, 2002, supplements the Management Agreement (the "Agreement") dated as of August 1, 1997, by and between American Century World Mutual Funds, Inc., ("ACWMF") and American Century Investment Management, Inc. ("ACIM").

         IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following classes (the "New Classes") of shares to be issued by ACWMF, and for such management shall receive the Applicable Fee set forth below:

                                                           Average                      Applicable
Name of Series             Name of Class                   Net Assets                   Fee Rate

International Growth Fund     A Class                      first $ 1 billion                1.50%
                                                           next $1 billion                  1.20%
                                                           over $2 billion                  1.10%

                              B Class                      first $ 1 billion                1.50%
                                                           next $1 billion                  1.20%
                                                           over $2 billion                  1.10%

                              C Class II                   first $ 1 billion                1.50%
                                                           next $1 billion                  1.20%
                                                           over $2 billion                  1.10%

         2. ACIM shall manage the New Classes in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                      AMERICAN CENTURY
                                             WORLD MUTUAL FUNDS, INC.


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Anastasia H. Enneking                                Charles A. Etherington
Assistant Secretary                                  Vice President

Attest:                                     AMERICAN CENTURY INVESTMENT
                                            MANAGEMENT, INC.


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Anastasia H. Enneking                                Charles A. Etherington
Assistant Secretary                                  Vice President